Exhibit 21

Name of Subsidiary	Region of Incorporation
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC Holding Company, Inc.	United States
ABC Kids Europe Holdings, Inc.	United States
ABC Kids SPC1, Inc.	United States
ABC, Inc.	United States
American Broadcasting Companies, Inc.	United States
Buena Vista Home Entertainment, Inc.	United States
Buena Vista International, Inc.	United States
Buena Vista Pay Television, Inc.	United States
Buena Vista Television	United States
Buena Vista Theatrical Group Ltd.	United States
Buena Vista Video On Demand	United States
BVS Entertainment, Inc.	United States
Cable LT Holdings, Inc.	United States
Circle Location Services, Inc.	United States
DCL Finance (UK) Limited	United Kingdom
Disney CIS Holdings S.a.r.l.	Luxembourg
Disney Credit Card Services, Inc.	United States
Disney Destinations, LLC	United States
Disney Enterprises, Inc.	United States
Disney Magic Company Limited	United Kingdom
Disney Canada Inc.	Canada
Disney Vacation Club Management Corp.	United States
Disney Vacation Development, Inc.	United States
Disney/ABC International Television, Inc.	United States
EDL Corporation S.A.S.	France
EDL Holding Company, LLC	United States
EDL S.N.C. Corporation	United States
ESPN Classic, Inc.	United States
ESPN (Europe, Middle East, Africa) Ltd.	United Kingdom
ESPN Enterprises, Inc.	United States
ESPN Global Limited	Ireland
ESPN, Inc.	United States
Euro Disney Investments S.A.S.	France
Euro Disney Investments, Inc.	United States
Euro Disney S.A.S.	France
Global Sports Media Limited	Bermuda
Hong Kong Disneyland Management Limited	Hong Kong
Imprint, Inc.	United States
International Family Entertainment, Inc.	United States
Jetix Europe N.V.	Netherlands
Jetix Europe Properties S.a.r.l.	Luxembourg
KGO Television, Inc.	United States
Magical Cruise Company, Limited	United Kingdom
Marvel Characters B.V.	Netherlands
Marvel Characters Inc.	United States
Marvel Entertainment, LLC	United States

Marvel Studios, LLC	United States
Marvel Worldwide, Inc.	United States
Miramax Holding Corp.	United States
MVL Film Finance LLC	United States
MVL International C.V.	Netherlands
Pixar	United States
Playdom, Inc.	United States
Shanghai International Theme Park Company Limited	China
SoapNet, L.L.C.	United States
The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Italia) S.r.l.	Italy
The Walt Disney Company (Japan) Ltd.	Japan
The Walt Disney Company (Southeast Asia) Pte Ltd.	Singapore
The Walt Disney Company Limited	United Kingdom
Touchstone Television Productions, LLC	United States
UTV Software Communications Limited	India
Walt Disney Parks & Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Travel Co., Inc.	United States
Walt Disney World Co.	United States
Wedco One (Luxembourg) S.a.r.l. Participations S.C.A.	Luxembourg
WLS Television	United States